Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 3, 2007, Natus Medical Incorporated (“Natus”, the “Company”) filed a Current Report on Form 8-K to report that it had completed the acquisition of Excel-Tech Ltd. (“Xltek”), based in Oakville, Ontario, Canada, pursuant to an arrangement agreement dated as of October 9, 2007 by and among the Company, Xltek, and 4437713 Canada, Inc., a wholly-owned subsidiary of the Company. Under the terms of the arrangement agreement, Natus, through its wholly-owned subsidiary, acquired Xltek by means of a court-approved plan of arrangement. The acquisition closed and became effective on November 29, 2007.

The Company acquired all of the outstanding common shares of Xltek for a price of $3.25 Canadian (“CAD”) per share. All options (whether vested or unvested) outstanding on the effective date of the acquisition were acquired by the Company in return for a cash payment of an amount equal to CAD $3.25 per share issuable upon the exercise of such options less the applicable exercise price per share. In addition, all deferred share units granted and outstanding immediately prior to the effective date of the acquisition were redeemed by the holder thereof and cancelled by the Company in exchange for a payment from the Company to the holder in cash equal to the product of the number of shares underlying such deferred share units times CAD $3.25. The acquisition is valued at $63.8 million including direct costs and was funded with the Company’s available cash, $14 million of Xltek cash, and $35 million of borrowing on the Company’s credit facility with Wells Fargo Bank, National Association.

The unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) have been prepared to give effect to the acquisition as of the beginning of the period. The following unaudited pro forma condensed combined balance sheet as of September 30, 2007 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 are based on the historical financial statements of the Company and Xltek after giving effect to the acquisition using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the Pro Forma Financial Statements.

The Pro Forma Financial Statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Natus and Xltek been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The Pro Forma Financial Statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with:

•	The accompanying notes to the Pro Forma Financial Statements;

•	The separate historical consolidated financial statements of the Company included in its Annual Report on Form 10-K as of and for the year ended December 31, 2006;

•

The separate historical financial statements of the Company for the three and nine months ended September 30, 2007 included in its Quarterly Report on Form 10-Q for the period ended September 30, 2007; and

•

The separate historical audited financial statements of Xltek as of January 31, 2007 and 2006, and for the years ended January 31, 2007, 2006 and 2005, and the separate unaudited financial statements of Xltek. as of July 31, 2007 and January 31, 2007, and for the six months ended July 31, 2007 and 2006, all of which are included in Exhibits 99.1 and 99.2 hereto and which are incorporated herein by reference.

The Pro Forma Financial Statements reflect the application of the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, for the acquisition. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to the Pro Forma Financial Statements, is allocated to the net tangible and intangible assets of Xltek acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The amounts allocated to acquired assets and liabilities in the Pro Forma Financial Statements are based on management’s preliminary valuation estimates. Definitive allocations will be finalized based on certain valuations and other studies that are being performed by the Company. Accordingly, the purchase price allocation adjustments and related amortization reflected in the following Pro Forma Financial Statements are preliminary, have been made solely for the purpose of preparing these statements, and are subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined statements of operations also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as amortization expense on acquired intangible assets, interest expense on the Wells Fargo borrowing, and the amortization of debt issuance costs.

The unaudited pro forma condensed combined statements of operations do not include the impacts of any revenue, cost, or other operating synergies that may result from the acquisition or any related restructuring actions. Cost savings, if achieved, could result from the elimination of redundant costs including headcount and facilities. The Pro Forma Financial Statements do not reflect certain amounts resulting from the acquisition because the Company’s management considers them to be of a non-recurring nature. Such amounts are comprised primarily of change-of-control and restructuring costs related to the integration of the Company and Xltek’s businesses. To the extent these costs relate to the Xltek business and meet certain criteria, an amount will be recorded on the opening balance sheet in purchase accounting in accordance with Emerging Issues Task Force (“EITF”) Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.” To the extent that such costs relate to the Company’s businesses, they will not meet the criteria in EITF Issue No. 95-3, and will be recorded as expenses through the statement of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2007

(in thousands)

	Natus 09/30/07	Xltek 07/31/07	Pro Forma Adjustments			Pro Forma Combined
ASSETS

Current Assets:
Cash and cash equivalents	$22,447	$14,442	$35,000		a	$7,711
			(63,804 (374	) )	b i
Accounts receivable, net	21,783	4,985	-			26,768

Inventories	15,662	4,633	-			20,295
Prepaid expenses and other current assets	2,506	1,592	374		i	4,472
Deferred income taxes	2,240	-	-			2,240

Total current assets	64,638	25,652	(28,804)			61,486
Property and equipment, net	8,024	3,803	2,781		d	14,608
Intangible assets	35,299	-	18,900		e	54,199
Goodwill	28,305	-	25,138		e	53,443
Other non-current assets	549	-	-			549

Total assets	$136,815	$29,455	$18,015			$184,285

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,047	$2,316	$-			$9,363
Accrued liabilities	11,829	2,365	1,951 950		h c	17,095
Deferred revenue	2,015	2,312	(286)		d	4,041

Total current liabilities	20,891	6,993	2,615			30,499

Deferred income taxes	3,236	-	-			3,236
Other non-current liabilities	898	3,162	35,000		a	39,060

Total liabilities	25,025	10,155	37,615			72,795

Stockholders’ equity:
Common Stock	136,916	36,552	(36,552)		g	136,916
Additional paid-in capital	-	1,066	(1,066)		g	-
Accumulated deficit	(25,593)	(18,318)	18,318 (300)		g f	(25,893)
Accumulated other comprehensive income	467	-	-			467

Total stockholders’ equity	111,790	19,300	(19,600)			111,490

Total liabilities and stockholders’ equity	$136,815	$29,455	$18,015			$184,285

The accompanying Notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine months ended September 30, 2007

(in thousands, except per share amounts)

	Natus 9/30/07	Xltek 7/31/07	Pro Forma Adjustments		Pro Forma Combined

Revenue	$84,140	$21,387	$(86)	iii	$105,441
Cost of revenue	30,454	10,934	341	ii	41,729

Gross profit	53,686	10,453	(427)		63,712

Operating expenses:
Marketing and selling	20,147	6,989	150	ii	27,286
Research and development	12,076	2,743	116	ii	14,935
General and administrative	11,359	3,654	-		15,013

Total operating expenses	43,582	13,386	266		57,234

Income/(loss) from operations	10,104	(2,933)	(693)		6,478

Other income and (expense), net	688	169	(357)	i	500

Income/(loss) before provision for income tax	10,792	(2,764)	(1,050)		6,978

Provision for income tax	3,791	-	-		3,791

Net income/(loss)	$7,001	$(2,764)	$(1,050)		$3,187

Earnings per share:

Basic	$0.32				$0.15

Diluted	$0.31				$0.14

Weighted average shares used in the calculation of net income per share:
Basic	21,568				21,568
Diluted	22,798				22,798

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

(in thousands, except per share amounts)

	Natus 12/31/06	Xltek 01/31/07	Pro Forma Adjustments		Pro Forma Combined

Revenue	$89,915	$28,196	$(149)	iii	$117,962
Cost of revenue	33,665	15,157	455	ii	49,277

Gross profit	56,250	13,039	(604)		68,685

Operating expenses:
Marketing and selling	21,944	11,621	200	ii	33,765
Research and development	10,604	3,958	155	ii	14,717
General and administrative	11,004	4,110	-		15,114
Acquired in-process research and development	9,800	-	-		9,800

Total operating expenses	53,352	19,689	355		73,396

Income/(loss) from operations	2,898	(6,650)	(959)		(4,711)

Other income and (expense), net	225	(262)	(472)	i	(509)

Income/(loss) before provision for income tax	3,123	(6,912)	(1,431)		(5,220)

Provision for income tax	4,050	-	-		4,050

Net loss	$(927)	$(6,912)	$(1,431)		$(9,270)

Loss per share:
Basic	$(0.05)				$(0.47)

Diluted	$(0.05)				$(0.47)

Weighted average shares used in the calculation of basic and diluted net loss per share:	19,548				19,548

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

1 - Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September, 2007 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2007, and for the year ended December 31, 2006 are based on the historical financial statements of the Company and Xltek after giving effect to the acquisition using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited Pro Forma Financial Statements. All dollar amounts are in U.S. Dollars unless noted otherwise.

Natus and Xltek have different fiscal year ends. Accordingly, the unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheet of Natus as of September 30, 2007 with the historical condensed consolidated balance sheet of Xltek as of July 31, 2007, giving effect to the acquisition as if it had occurred on September 30, 2007. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 combines the historical results of operations of Natus for the nine months ended September 30, 2007, with the historical results of operations of Xltek for the nine months ended July 31, 2007, which for Xltek were derived by adding the results of operations of Xltek for its fourth fiscal quarter ended January 31, 2007 with the results for its first and second fiscal quarters ended May31, 2007 and July 31, 2007, respectively. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 combines the historical consolidated statement of operations of Natus for the year ended December 31, 2006, with the historical consolidated statements of operations of Xltek for the year ended January 31, 2007. As such, the aforementioned nine-month and twelve-month statements of operations both contain the results of operations of Xltek for its fourth fiscal quarter ended January 31, 2007.

Xltek financial statements have been prepared in accordance with accounting principles generally accepted in the United Sates of America and converted from Canadian Dollars to U.S. Dollars pursuant to SFAS No. 52, Foreign Currency Translation. For the unaudited pro forma condensed balance sheet, amounts were converted based on the exchange rate as of July 31, 2007 (the balance sheet date for Xltek), which was 0.9378 U.S. Dollars for each Canadian Dollar. For the unaudited pro forma condensed statement of operations for the nine months ended September 30, 2007, amounts were converted based on the average exchange rate for the period from November 1, 2006 to July 31, 2007 (the nine-month period for Xltek), which was 0.8881 U.S. Dollars for each Canadian Dollar. For the unaudited pro forma condensed statement of operations for the year ended December 31, 2006, amounts were converted based on the average exchange rate for the period from February 1, 2006 to January 31, 2007 (the fiscal year for Xltek), which was 0.8811 U.S. Dollars for each Canadian Dollar.

2 – The Acquisition

The preliminary estimated total purchase price of the acquisition is as follows (in thousands):

Cash paid for outstanding stock, options and deferred share units	$62,854
Direct transaction costs	950

Total preliminary estimated purchase cost	$63,804

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to the net tangible and intangible assets of Xltek based on their estimated fair values as of the date of the acquisition. Management has allocated the preliminary estimated purchase price based on preliminary estimates as described in the introduction to the unaudited pro forma condensed combined financial statements. The allocation of the purchase price is preliminary, pending the completion of various analyses and the finalization of estimates. The allocation of the preliminary purchase price is as follows (in thousands):

	Amount	Annualized First Year Amortization	Estimated Useful Life
Net tangible assets	$19,466	$-
Identifiable intangible assets:
Core technology	3,100	155	20 years
Developed technology	9,100	455	20 years
Customer-related	1,400	200	7 years
Tradenames	5,300	--	Indefinite
Goodwill	25,138	--	n/a
In-process research and development	300	--	n/a

Totals	$63,804	$810

Net tangible assets. A preliminary estimate of $19.5 million has been allocated to net tangible assets, including $14.4 million of cash acquired and approximately $6.4 million of real estate. The Company has not completed its analysis of the fair market value of other net tangible assets acquired and any adjustment to the fair value will be offset by a corresponding adjustment to goodwill.

Identifiable intangible assets. Acquired identifiable intangible assets include core technology, developed technology, customer-related, and tradenames. Core technology represents a combination of Xltek processes, patents, and trade secrets developed through years of experience in design and development of their products, which will be amortized over a useful life of 20 years. Developed technology relates to Xltek’s products across all of their product lines that have reached technological feasibility, which shall be amortized over a useful life of 20 years. Customer related intangibles represent the value of the business attributable to repeat business from customers of Xltek at the time of the acquisition, and will be amortized over a period of seven years. Tradenames relate to the Xltek tradename and the tradenames of specific product lines. These tradenames have an indefinite life and will not be amortized.

Goodwill. Approximately $25.1 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management of the Company determines that the value of goodwill has become impaired, the Company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Deferred tax assets and liabilities / valuation allowance. A preliminary estimate of $6.3 million has been allocated to current deferred tax assets, $10.6 million has been allocated to non-current deferred tax assets, and $7.7 million has been allocated to non-current deferred tax liabilities, which primarily results from amortizable intangible assets. The net deferred tax asset of $9.2 million has been offset by a valuation allowance of $9.2 million. The net deferred tax asset after valuation allowance is zero and as such excluded from the pro forma condensed combined balance sheet.

In-process research and development. A preliminary estimate of $.3 million has been allocated to in-process research and development and will be charged to expense in the quarter ended December 31, 2007. Due to its non-recurring nature, the in-process research and development expense has been excluded from the unaudited pro forma condensed combined statements of operations.

Xltek is currently developing new products in several product areas that qualify as in-process research and development. Projects that qualify as in-process research and development represent those that have not yet reached technological feasibility. Technological feasibility is defined as being equivalent to completion of a beta-phase working prototype in which there is no remaining risk relating to the development. The Company believes there is a risk that these development efforts and enhancements will not achieve technological feasibility, or if they do, will not be competitive with other products using alternative technologies that offer comparable functionality.

The value assigned to in-process research and development was determined by considering the importance of each project to the overall development plan, estimating costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects when completed, and discounting the net cash flows to their present value. The revenue estimates used to value the purchased in-process research and development were based on estimates of relevant market sizes and growth factors, expected trends in technology, and the nature and expected timing of new product introductions by Xltek and its competitors.

The estimates used in valuing in-process research and development are based upon assumptions believed to be reasonable but which are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur. Accordingly, actual results may vary from the projected results.

Wells Fargo Loan. On November 28, 2007, the Company entered into an Amended and Restated Credit Agreement and a Security Agreement by and between the Company and Wells Fargo Bank, National Association (“Wells Fargo”) in favor of Wells Fargo (the “Credit Facility Documents”). Pursuant to the terms of the Credit Facility Documents, the Company borrowed from Wells Fargo $35 million in a combination of term and revolving credit facilities for working capital and general corporate purposes and to finance a portion of the Company’s acquisition of Xltek. For purposes of the pro forma condensed combined statements of operations, interest expense was calculated on the debt outstanding based on the current prime rate as quoted by Wells Fargo.

3 - Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to reflect the estimated value of acquired tangible and identified intangible assets, to reflect goodwill, to reflect the amortization expense related to the estimated amortizable intangible assets, to reflect interest expense on the $35 million Wells Fargo borrowing, and to reflect the income tax effect related to the pro forma adjustments based on statutory rates in effect in the United States.

The Company utilized CAD $13.7 million of Xltek cash to fund the acquisition. There were no other significant intercompany balances and transactions between Natus and Xltek as of the dates and for the periods of these pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Natus and Xltek filed consolidated income tax returns during the periods presented.

Following are the descriptions of the pro forma adjustments to the condensed combined balance sheet:

a.	To record cash borrowed under the Wells Fargo credit facility;

b.	To record the cash paid for the acquisition;

c.	To record direct costs of the acquisition;

d.	To adjust Xltek’s assets and liabilities to fair value;

e.	To record goodwill and acquired intangible assets;

f.	To record the effect of the write off of in-process research & development;

g.	To remove the historical equity accounts of Xltek;

h.	To accrue for change-of-control and other acquisition related restructuring costs; and

i.	To record debt issuance costs related to the Wells Fargo credit facility.

Following are the descriptions of the pro forma adjustments to the condensed combined statements of operations:

i.

To record interest expense of $217,000 and $284,000, and amortization of debt issuance costs associated with the Wells Fargo credit facility of $140,000 and $188,000, both respectively for the nine months ended September 30, 2007 and the twelve months ended December 31, 2006;

ii.	To record amortization expense related to the acquired amortizable intangible assets; and

iii.	To record the impact on revenue of the write-down of deferred revenue to fair value.

4 – Integration Plan

Natus initiated an Integration Plan (the “Plan”) subsequent to the acquisition of Xltek that has resulted to date in a reduction of sixteen Xltek employees. The Company expects that total employee severance costs related to these staff reductions will be approximately $2.0 million, including costs related to change of control provisions in the employment contracts of four executive officers of Xltek totaling $1.9 million. Such amount has been recorded as a liability on the pro forma balance sheet as of September 30, 2007.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that may result from further integration activities, as management is in the process of making these assessments and estimates of these costs are not currently known. However, liabilities may ultimately be recorded related to integration activities, including additional costs related to the Plan. Any such adjustments to liabilities will be recorded as an adjustment to the purchase price and a corresponding offsetting adjustment to goodwill.

5 - Pro Forma Net Income (Loss) Per Share

Net income (loss) per share is computed in accordance with SFAS 128, Earnings per Share. Basic net income (loss) per share is based upon the weighted average number of common shares outstanding during the year ended December 31, 2006 and the nine months ended September 30, 2007. Diluted net income (loss) per share is based upon the weighted average number of common shares outstanding and dilutive common stock equivalents outstanding during the same period. Common stock equivalents are options granted and shares of restricted stock issued under the Company’s stock awards plans and are calculated under the treasury stock method. Common equivalent shares from unexercised stock options and restricted stock are excluded from the computation when there is a loss as their effect is anti-dilutive or if the exercise price of such options is greater than the average market price of the stock for the period.

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